UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

Signature Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

175 North Riverview Drive Anaheim, CA 92808
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
On October 27, 2010, the Board of Directors of Signature Group Holdings, Inc., approved an independent director compensation program, effective June 11, 2010, as follows:
Each independent (non-management) member of the Board of Directors shall receive annual compensation of One Hundred Thousand Dollars ($100,000), comprised of Twenty-Five Thousand ($25,000) in cash, payable in quarterly installments, and Seventy-Five Thousand Dollars ($75,000) in restricted stock of Signature’s common shares, issued annually in advance on the first business day of each calendar year. In each case, the per-share value of the restricted stock shall vest at the end of each year of the grant, subject to immediate vesting in the event of a change in control.
The initial grant of restricted stock shall occur on October 27, 2010 and shall cover the period June 11, 2010 through December 31, 2010 in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500) for each independent director and shall vest on January 1, 2011.
In addition to the annual compensation, each independent (non-management) member of the Board of Directors shall be entitled to annual supplements (payable in quarterly advance installments) and meeting attendance fees (payable quarterly in arrears) as follows:

Annual Supplements:
Chairman of the Board	$25,000
Audit Committee Chair	$35,000
Other Committee Chairs	$5,000

Meeting Attendance Fees:
Board of Directors Meetings	$2,000
Audit Committee Meetings	$2,000
Other Committee Meetings	$1,000
If a meeting, whether of the Board of Directors or a Committee, is held via telephone, the meeting attendance fees will be reduced by one-half.
The independent (non-management) directors are:
John Nickoll — Chairman of the Board
Robert Peiser
Norman Matthews
Michael Blitzer
Richard Rubin
John Koral
Robert Schwab
The Committee Memberships are as follows:

Governance &
Audit and Legal Risk	Nominating	Compensation	Executive
Robert Peiser (CH)	Norman Matthews (CH)	John Koral (CH)	Robert Peiser (CH)
Michael Blitzer	Robert Schwab	Norman Matthews	John Nickoll
John Koral	John Nickoll	John Nickoll	Robert Schwab
Kenneth Grossman
Craig Noell
(CH) — Denotes Chairperson
Craig Noell and Kenneth Grossman are management directors and will not receive any compensation for serving as directors or on committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: October 29, 2010

By: /s/David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary